Exhibit 21.1

Subsidiaries of Wheeler Real Estate Investment Trust, Inc.

Wheeler REIT, L.P.

Wheeler Development, LLC

Wheeler Interests, LLC,

Wheeler Real Estate, LLC

WHLR Management, LLC

Brook Run Associates, LLC

Chesapeake Square Associates, LLC

DF I - Courtland, LLC

DF I - Moyock II, LLC

Harbor Point Associates, LLC

LaGrange Associates, LLC

Lumber River Associates, LLC

Northpointe Investors, LLC

PCSC Associates, LLC

Perimeter Associates, LLC

Riversedge Office Associates, LLC

Tuckernuck Associates, LLC

Walnut Hill Plaza Associates, LLC

WD III Associates, LLC

WHLR - Alex City Marketplace, LLC

WHLR - Beaver Ruin Village II, LLC

WHLR - Beaver Ruin Village, LLC

WHLR - Brook Run Property, LLC

WHLR - Bryan Station LLC

WHLR - Butler Square, LLC

WHLR - Cardinal Plaza, LLC

WHLR - Carolina Place, LLC

WHLR - Clover LLC

WHLR - Columbia Fire House, LLC

WHLR - Conyers Crossing, LLC

WHLR - Crockett Square, LLC

WHLR - Cypress LLC

WHLR - Darien, LLC

WHLR - Devine Street, LLC

WHLR - Folly Road Crossing, LLC

WHLR - Ft. Howard Square, LLC

WHLR - Franklinton Square, LLC

WHLR - Freeway Junction LLC

WHLR - Georgetown, LLC

WHLR - Grove Park, LLC

WHLR - Harrodsburg Marketplace LLC

WHLR - Ladson Crossing, LLC

WHLR - Lake Greenwood Crossing, LLC

WHLR - Lake Murray, LLC

WHLR - Litchfield Market Village, LLC

WHLR - Moncks Corner, LLC

WHLR - Mullins South Park, LLC

WHLR - Nashville Commons, LLC

WHLR - Parkway Plaza, LLC

WHLR - Pierpont Center, LLC

WHLR - Ridgeland, LLC

WHLR - Shoppes at Myrtle Park, LLC

WHLR - South Lake Pointe, LLC

WHLR - South Square LLC

WHLR - St. George LLC

WHLR - St. Matthews, LLC

WHLR - Sunshine Shopping Plaza, LLC

WHLR - Waterway LLC

WHLR - Westland LLC

WHLR - Winslow LLC

WHLR - Berkley, LLC

WHLR - Forrest Gallery, LLC

Jenks Plaza Associates, LLC

Surrey Plaza Associates, LLC

WHLR - Tampa Festival, LLC

WHLR - Twin City Associates, LLC

WHLR - Graystone Crossing LLC

South Main Street Associates, LLC

WHLR - Sangaree Associates, LLC

WHLR - TriCounty Associates, LLC

WHLR - LaGrange, LLC

WHLR - Riverbridge Shopping Center, LLC

WHLR - Rivergate, LLC

WHLR - Franklin Village, LLC

WHLR - Laburnum Square, LLC

WHLR - Village of Martinsville, LLC

WHLR - New Market Crossing, LLC

WHLR - JANAF, LLC

WHLR - JANAF BRAVO, LLC

WHLR - JANAF BJ’s, LLC

WHLR - JANAF OFFICE, LLC

WHLR – Pierpont Center, LLC

Cedar Brickyard, LLC

Cedar Brickyard II, LLC

Cedar-Carll's Corner, LLC

Coliseum FF, LLC

Cedar-Second Member LLC

Cedar-Fairview Commons, LLC

Cedar-Fieldstone Marketplace, LP

Cedar-Fieldstone SPE, LLC

Gold Star Plaza Associates

Gold Star Realty, Inc.

Cedar-Second Member LLC

Cedar Golden Triangle, LLC

Cedar-Hamburg, LLC

Cedar-Kings, LLC

Cedar-Bristol LLC

Cedar 2129 Oregon Avenue, LLC

CIF-Loyal Plaza Associates, Corp.

Cedar PCP-San Souci, LLC -

Cedar-San Souci SPE, LLC

Pine Grove Plaza Associates, LLC

CIF-Pine Grove Plaza Associates, LLC

Cedar-South Philadelphia I, LLC -

Cedar-South Philadelphia II, LLC

CIF-Loyal Plaza Associates, Corp.

Cedar-Southington Plaza, LLC

Cedar-Timpany, LLC

Cedar-Trexler, LLC

Cedar-Trexler SPE, LLC

Washington Center L.L.C. 1

Cedar Center Holdings L.L.C. 3

Washington Center L.L.C. 2

Greentree Road L.L.C. 1

Greentree Road L.L.C. 2

Cedar-PC Plaza, LLC

Cedar-PC Annex, LLC

Cedar Realty Trust Partnership L.P.

Cedar Realty Trust, Inc.

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